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                                                                    EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of Temple-Inland Inc. on Form S-3 of our report dated October 31, 2001, except for Notes 1, 8, 11, 12 and 15, as to which the date is December 10, 2001, appearing in the Annual Report on Form 10-K of Gaylord Container Corporation and subsidiaries for the year ended September 30, 2001, which is incorporated by reference in the Form 8-K of Temple-Inland Inc. dated February 28, 2002.



DELOITTE & TOUCHE LLP



Chicago, Illinois
March 11, 2002